UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss.240.14a-12

                          Synergy Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         (5) Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid: ___________________________________________________

(2)  Form, Schedule or Registration Statement No.: _____________________________

(3) Filing Party: ______________________________________________________________

(4) Date Filed: ________________________________________________________________

                               Synergy and Me [X]
                                   I'm Voting
                                For Our Future!

The numbers speak for themselves...


----------------------
        560
 million dollars of
asset growth between
 September 2002 and
   December 2005.
----------------------


----------------------      -------------------------
        400                         53
  percent gain (through     years of combined service
  3/1/06) for September      to and experience with
  2002 IPO participants,     Synergy among nominees
   compared to 49% for       Davis, Fiore and Scott.
   the S&P 500 average
  during this same period.
----------------------      -------------------------


----------------------      ------------------------- --------------------------
        25                          20                         18
 percent increase to        offices of Synergy Bank,  million dollars of capital
date in the quarterly          including 11 new           used to repurchase
 cash dividend that            branch facilities          shares of Synergy's
Synergy began paying            opened between            common stock in open
    in June 2004.               2002 and today.            market purchases.
----------------------      ------------------------- --------------------------


Synergy's Board of
Directors is building
stockholder value for
----------- -----
you each and every day!

                               Synergy and Me [X]
                                   I'm Voting
                                For Our Future!


                       Please vote the WHITE card today...
                                       -----

----------------------      -------------------------      ---------------------
    Photo omitted of          Photo omitted of               Photo omitted of
     Nancy A. Davis            John S. Fiore                 W. Phillip Scott
       Director            Director, President and               Director
                           Chief Executive Officer
----------------------      -------------------------      ---------------------

                            [X] "FOR" all nominees.


                                 Synergy [LOGO]

                       BANKING  o  INVESTMENTS  o  INSURANCE